As filed with the Securities and Exchange Commission on September 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Siyata Mobile Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	4812	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Marc Seelenfreund

1001 Lenoir St Suite A-414

Montreal, QC H4C 2Z6

514-500-1181

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Siyata Mobile Inc.

1001 Lenoir St Suite A-414

Montreal, QC H4C 2Z6

514-500-1181

Copies to:

Joseph Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

(732) 395-4400

Mitchell Nussbaum, Esq.

Angela Dowd, Esq.

Loeb & Loeb LLP

345 Park Ave.

New York, NY 10154

(212) 407-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-248254

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Units, each consisting of one Common Share, no par value per share, and one Warrants to purchase Common Shares		-
Common Shares included as part of the Units (7)	1,543,340	$200.33
Warrants to purchase Common Shares included as part of the Units (2)
Common Shares issuable upon exercise of the Warrants (3)(4)(7)	$3,557,100	$461.71
Representatives Warrants (5)		-
Common Shares issuable upon exercise of Representative’s Warrants (6)(7)	$85,030	$11.04
Total	$5,185,470	$673.07

(1)	Includes Common Shares to cover the exercise of the over-allotment option granted to the underwriter.

(2)	In accordance with Rule 457(i) under the Securities Act, because the Common Shares underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby

(3)	The warrants are exercisable at a per share price of $6.85.

(4)	Includes common shares which may be issued upon exercise of additional warrants which may be issued upon exercise of the over-allotment option granted to the underwriter.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants, or the Representative’s Warrants, are exercisable at $6.60 per share.

(7)	Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such additional securities as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1 promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of Cassels Brock & Blackwell LLP regarding the validity of the Common Shares offered in this offering and certain other legal matters as to British Columbia law, an opinion of Lucosky Brookman LLP regarding the validity of the Units and the Warrants offered in the offering and a related consent of accountants, Davidson & Company, LLP, an independent registered public accounting firm, This registration statement relates to Siyata Mobile Inc.’s registration statement on Form F-1 (File No. 333-248254), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), declared effective by the Securities and Exchange Commission on September 25, 2020. Siyata Mobile Inc. is filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered hereby by $5,185,470. Pursuant to General Instruction V to Form F-1, the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.

All exhibits filed with or incorporated by reference in the Registration Statement (File No. 333-248254) are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit List

Number	Description
5.1	Opinion of Cassels Brock & Blackwell LLP *
5.2	Opinion of Lucosky Brookman LLP *
23.1	Consent of Davidson & Company LLP*
23.2	Consent of Cassels Brock & Blackwell LLP (included in its opinion filed as Exhibit 5.1)
23.3	Consent of Lucosky Brookman LLP (included in its opinion filed as Exhibit 5.2)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ra’Anana, State of Israel on this 25th day of September 2020.

Siyata Mobile Inc.

By:	/s/ Marc Seelenfreund
Marc Seelenfreund
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marc Seelenfreund	Chief Executive Officer and Director	September 25, 2020
Marc Seelenfreund	(Principal Executive Officer)

/s/ Gerald Bernstein	Chief Financial Officer	September 25, 2020
Gerald Bernstein	(Principal Accounting and Financial Officer)

/s/ Steven Ospalak
Steven Ospalak	Chairman	September 25, 2020

/s/ Michael Kron
Michael Kron	Director	September 25, 2020

/s/ Brian Budd
Brian Budd	Director	September 25, 2020

/s/ Richard Hoy
Richard Hoy	Director	September 25, 2020

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Siyata Mobile Inc., has signed this registration statement on September 25, 2020.

Siyata Mobile Inc.

/s/ Lucosky Brookman LLP

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